EXHIBIT 99.1
Selected Financial Data
The following table sets forth our summary condensed consolidated financial data for the periods presented below and our earnings per share as adjusted for the stock dividends described below. The summary condensed consolidated financial data as of June 30, 2014 have been derived from our unaudited condensed consolidated financial statements. Our unaudited condensed consolidated financial statements include only normal and recurring adjustments, necessary to state fairly the data included therein.
The per share amounts shown below have been retroactively adjusted to reflect the 5% stock dividend which was paid on September 26, 2014 to stockholders of record on September 15, 2014 (see note (3) below).
Our historical results are not necessarily indicative of the results of operations for future periods, and our results of operations for the six-month period ended June 30, 2014 are not necessarily indicative of the results that may be expected for the full year ending December 31, 2014. You should read the following summary condensed consolidated financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our condensed consolidated financial statements and related notes included in our Current Report on Form 8-K filed on July 30, 2014 and in our Quarterly Report on Form 10-Q for the period ended June 30, 2014.

	Year Ended December 31,
	2013	2012	2011	2010	2009
Statement of Operations Data:
Revenues:
Tobacco (1)	$1,014,341	$1,084,546	$1,133,380	$1,063,289	$801,494
Real estate	65,580	10,987	4,266	3,257	—
E-cigarettes	—	—	—	—	—
Total revenues	1,079,921	1,095,533	1,137,646	1,066,546	801,494
Net income attributed to Vector Group Ltd.	38,944	30,622	75,020	54,084	24,806
Per basic common share (3)
Net income attributed to Vector Group Ltd. applicable to common shares	$0.39	$0.32	$0.81	$0.59	$0.27
Per diluted common share (3)
Net income attributed to Vector Group Ltd. applicable to common shares	$0.39	$0.32	$0.80	$0.58	$0.27

Cash distributions declared per common share (3)	$1.47	$1.40	$1.33	$1.27	$1.21

	June 30,	December 31,	December 31,	December 31,	December 31,	December 31,
	2014	2013	2012	2011	2010	2009
Balance Sheet Data:
Current assets	$940,320	$588,311	$639,056	$509,741	$526,763	$389,208
Total assets	1,642,662	1,260,264	1,086,731	927,768	949,595	735,542
Current liabilities	380,312	405,110	195,159	315,198	226,872	149,008
Notes payable, embedded derivatives, long-term debt and other obligations, less current portion	1,037,455	633,700	759,074	542,371	647,064	487,936
Noncurrent employee benefits, deferred income taxes and other long-term liabilities	256,008	243,063	211,750	159,229	121,893	103,280
Total stockholders' deficiency	(31,113)	(21,609)	(79,252)	(89,030)	(46,234)	(4,682)

	For the Three Months Ended						For the Six Months Ended
	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	June 30, 2014	June 30, 2013
Statement of Operations Data:
Revenues:
Tobacco (2)	$250,556	$233,392	$253,303	$271,516	$249,120	$240,402	$483,948	$489,522
Real estate	153,488	108,044	46,282	6,425	7,106	5,767	261,532	12,873
E-cigarettes	2,569	5,800	—	—	—	—	8,369	—
Total revenues	406,613	347,236	299,585	277,941	256,226	246,169	753,849	502,395
Net income (loss) attributed to Vector Group Ltd.	7,925	2,580	64,005	(36,891)	13,511	(1,681)	10,505	11,830
Per basic common share (3)
Net income (loss) attributed to Vector Group Ltd. applicable to common shares	$0.08	$0.03	$0.64	$(0.39)	$0.14	$(0.02)	$0.10	$0.12
Per diluted common share (3)
Net income (loss) attributed to Vector Group Ltd. applicable to common shares	$0.08	$0.03	$0.59	$(0.39)	$0.14	$(0.02)	$0.10	$0.12

Cash distributions declared per common share (3)	$0.38	$0.38	$0.38	$0.36	$0.36	$0.36	$0.76	$0.72
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(1)	Revenues include excise taxes of $456,703, $508,027, $552,965, $538,328, and $377,771, respectively.

(2)	Revenues include excise taxes of $109,695, $102,413, $113,409, $121,787 ,$112,596, $108,911, $212,108, and $221,507 respectively.

(3)	Per share computations include the impact of 5% stock dividends on September 26, 2014, September 27, 2013, September 28, 2012, September 29, 2011, September 29, 2010, and September 29, 2009.

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